                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A
         (Amendment No. 2 to Form 8-K/A filed on November 14, 1995)



                                 CURRENT REPORT


                       Pursuant to section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) April 1, 1996





                              UTILICORP UNITED INC.
               (Exact name of registrant as specified in charter)





     DELAWARE                         1-3562                  44-0541877
- -------------------------------------------------------------------------------
(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)             Identification
incorporation)                                              No.)





3000 Commerce Tower, 911 Main, Kansas City, Missouri                     64105
- -------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number including area code                (816) 421-6600

(Former name of former address, if changed since last report)    NOT APPLICABLE
                                                                 --------------

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On September 6, 1995, Power Partnership Limited, of which the company owns
     49.9 percent, acquired United Energy Limited (United Energy), an Australian electric distribution utility, from the State of Victoria. United Energy had assets of approximately $707 million at June 30, 1995 and revenues of approximately $527 million for the year ended June 30, 1995. United Energy's service territory includes part of metropolitan Melbourne, Victoria and has approximately 520,000 customers. The company paid approximately $245 million in cash for its 49.9 percent ownership interest. The company's cash contribution was primarily borrowed from a group of Australian-based banks payable in Australian dollars. This transaction is structured through a series of wholly-owned U.S. and Australian companies.

     The company will manage the operations of United Energy on behalf of Power Partnership Limited and will receive a management fee that consists of a base amount (costs incurred by the company plus $1 million Australian, indexed to the consumer price index) and variable amount based on the financial performance of United Energy. The management agreement has a duration of 10 years beginning from the date of closing.

     The company will account for its investment in United Energy using the equity method in its consolidated financial statements.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements for Businesses Acquired.

     1. Audited Financial Statements of United Energy Limited as of and for the period May 11, 1994, to June 30, 1995, together with Report of Independent Public Accountants.

     2. Unaudited Financial Statements of United Energy Limited as of and for the three months ended September 30, 1995.

(b)  Pro Forma Financial Information.


     1. Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1995 and the year ended December 31, 1994.

(c)  Exhibits.

     The Exhibits to this Report are listed below.

     2.1* Asset Purchase Agreement between Power Partnership PTY LTD and United
          Energy Limited.
     2.2* Asset Sale Agreement between United Energy Limited and Power
          Partnership PTY LTD.
     2.3* Share Sales Agreement between the State of Victoria, Power Partnership
          PTY LTD and the Covenantors.
     23   Consent of Arthur Andersen, Melbourne, Australia.

     99 Convenience Translation of Profit and Loss, Balance Sheet and Statement of Cash Flows for financial statements filed in item 7(a) of the Form 8-K/A.


*    Exhibits marked with an asterisk were previously filed.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                             UTILICORP UNITED INC.
                                             ---------------------
                                                  (Registrant)





     April 1, 1996                                /s/ James S.Brook
- ---------------------------                  ------------------------------
          Date                                    James S. Brook
                                                  Vice President
                                             (Principal Accounting Officer)

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP



                              UNITED ENERGY LIMITED

                               A.C.N. 064 651 029


                        FINANCIAL STATEMENTS AND REPORTS


                              FOR THE PERIOD FROM

                          11 MAY 1994 TO 30 JUNE 1995

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP



                              UNITED ENERGY LIMITED
                               A.C.N. 064 651 029



                                    CONTENTS

                                                                 PAGE
                                                                 ----

     PROFIT AND LOSS ACCOUNT                                       1

     BALANCE SHEET                                                 2

     STATEMENT OF CASH FLOWS                                       3

     NOTES TO THE FINANCIAL STATEMENTS                             4

     INDEPENDENT AUDIT REPORT

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


UNITED ENERGY LIMITED
PROFIT AND LOSS ACCOUNT
FOR THE PERIOD FROM 11 MAY 1994 TO 30 JUNE 1995

                                                     11 May 1994
                                                   to 30 June 1995
                                          Note           $000

OPERATING PROFIT BEFORE ABNORMAL ITEMS,         2           82,104
EXTRAORDINARY ITEMS AND INCOME TAX

Abnormal items                                  3          (52,567)
                                                          ----------

OPERATING PROFIT BEFORE EXTRAORDINARY                       29,537
ITEMS AND INCOME TAX

Income tax attributable to operating profit     4          (32,555)
                                                          ----------

OPERATING LOSS AFTER INCOME TAX                             (3,018)

LOSS ON EXTRAORDINARY ITEMS                     5          (23,000)
                                                          ----------

OPERATING LOSS AND EXTRAORDINARY ITEMS AFTER INCOME TAX    (26,018)

DIVIDENDS PAID                                             (10,400)
                                                          ----------

ACCUMULATED LOSSES AT THE END OF THE FINANCIAL PERIOD      (36,418)
                                                          ----------
                                                          ----------



The profit and loss account is to be read in conjunction with the notes to and forming part of the financial statements.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP

UNITED ENERGY LIMITED
BALANCE SHEET
AT 30 JUNE 1995



                                                             1995
                                            Note             $000

CURRENT ASSETS
    Cash                                      6                  26
    Receivables                               7              45,818
    Investments                               8                 695
    Other                                     9              68,390
    Inventories                              10               7,641
                                                          ----------
TOTAL CURRENT ASSETS                                        122,570
                                                          ----------
NON-CURRENT ASSETS
    Receivables                               7               1,210
    Investments                               8                  56
    Other                                     9                 303
    Property, plant and equipment            11             870,750
                                                          ----------
TOTAL NON-CURRENT ASSETS                                    872,319
                                                          ----------

TOTAL ASSETS                                                994,889
                                                          ----------
CURRENT LIABILITIES
    Creditors and borrowings                 12             887,856
    Provisions                               13              99,834
                                                          ----------
TOTAL CURRENT LIABILITIES                                   987,690
                                                          ----------
NON-CURRENT LIABILITIES
    Provisions                               13              43,617
                                                          ----------

TOTAL LIABILITIES                                         1,031,307
                                                          ----------

NET LIABILITIES                                             (36,418)
                                                          ----------
                                                          ----------

SHAREHOLDER'S EQUITY
    Share capital                            14                   -
    Accumulated losses                                     (36,418)
                                                          ----------
TOTAL SHAREHOLDER'S DEFICIENCY                             (36,418)
                                                          ----------
                                                          ----------

The balance sheet is to be read in conjunction with the notes to and forming part of the financial statements.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


UNITED ENERGY LIMITED
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM 11 MAY 1994 TO 30 JUNE 1995

                                                         11 May 1994
                                                       to 30 June 1995
                                            Note             $000

CASH FLOWS FROM OPERATING ACTIVITIES

    Receipts from customers                                 714,963
    Payments to suppliers and employees      18            (552,950)
    Interest received                                         3,133
    Interest paid                                           (43,501)
                                                           ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES    18             121,645
                                                           ----------

CASH FLOWS FROM INVESTING ACTIVITIES

    Proceeds on sale of investments                           9,000
    Payments for investments                                   (751)
    Proceeds from sale of property, plant
      and equipment                                           4,137
    Payments for property, plant and
      equipment                                             (35,405)
                                                           ----------
NET CASH USED IN INVESTING ACTIVITIES                       (23,019)
                                                           ----------
CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds from borrowings                                469,639
    Repayment of borrowings                                (566,461)
    Dividends paid                                          (10,400)
                                                           ----------
NET CASH USED IN FINANCING ACTIVITIES                      (107,222)
                                                           ----------

NET DECREASE IN CASH HELD                                    (8,596)

CASH ON ALLOCATION                           18               6,198
                                                           ----------
CASH AT THE END OF THE FINANCIAL PERIOD      18              (2,398)
                                                           ----------
                                                           ----------


The statement of cash flows is to be read in conjunction with the notes to and forming part of the financial statements.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP

UNITED ENERGY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM 11 MAY 1994 TO 30 JUNE 1995


1.    STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

      The significant policies which have been adopted in the preparation of these financial statements are:

(A)   BASIS OF PREPARATION

      The financial statements of the Company have been drawn up in accordance with relevant Australian Accounting Standards for the purpose of inclusion in United States of America Securities and Exchange Commission's Form 8K/A. For convenience purposes, not all Australian statutory reporting requirements are reflected in
      these financial statements.   They have been prepared on the basis
      of historical costs and do not take into account changing money values or current valuations of non-current assets except where stated.

      The statements of profit and loss account and cash flows are for the period 11 May 1994 to 30 June 1995. Although the Company was incorporated on 11 May 1994, no activity occurred between 11 May 1994 and 30 June 1994.


(B)   ALLOCATION STATEMENTS

      The Company was incorporated in Victoria on 11 May 1994 by the subscription of 5 ordinary shares of $1 each. The Company commenced operations on 3 October 1994 when substantially all assets and liabilities were vested in the Company pursuant to Allocation Statements made under Sections 117 and 137 of the ELECTRICITY INDUSTRY ACT 1993. Those assets and liabilities included the effect of profits or losses of the relevant businesses from 1 July 1994 to 3 October 1994.

      Sub-section 96(3) of THE ACT provided that the Company must prepare reports and financial statements for the period from the year ending 30 June 1995 as if the operations vested in it had been conducted by the Company from 1 July 1994 to 30 June 1995. That section also provides that the entities which had formerly conducted those operations must provide to the Company all accounting records, documents and other information necessary to enable it to prepare reports and financial statements for the year ended 30 June 1995.

      On 7 March 1995, an amended Allocation Statement as of 1 July 1994 was prepared and approved by the Treasurer of Victoria. These financial statements have been prepared on the basis of the amended Allocation Statement values (Note 18).

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP

      These financial statements relate to the profit and loss statement of the Company for the period from 11 May 1994 to 30 June 1995 and are prepared as if the operations now conducted by the Company had been conducted by it for the year ended 30 June 1995. In preparing these financial statements, the Directors have relied upon accounting records, documents and other information provided by Electricity Services Victoria, Box Hill City Council and the Doncaster and Templestowe City Council in respect of the period from 1 July 1994 to 3 October 1994. Whilst those records have been reviewed by the Company, it must be recognised that they were not prepared by the Company.

      The financial statements are prepared as if the balance sheet of the Company as at 1 July 1994 was a balance sheet derived from combining the balance sheets contained in the amended Allocation Statements. These balance sheets were prepared by the State from the accounting records of Electricity Services Victoria and the two Councils as at 30 June 1994 after having made various adjustments to asset and liability values considered appropriate by the State. By virtue of Sections 121 and 141 of the ELECTRICITY INDUSTRY ACT 1993 the value to the Company of the assets and liabilities vested in it are deemed to be those values, with appropriate adjustments made to reflect the position at 3 October 1994.

(C)   REVENUE RECOGNITION

(i)   SALES REVENUE

      Sales revenue represents revenue earned (net of discounts and allowances) from the sale of electricity and related services. Sales revenue is recorded when electricity and related services are provided. Accrued electricity revenue is determined having regard to the period since a customer's last billing date, and the customer's previous consumption patterns. As billing periods range from one month to three months, accrued electricity revenue can range from approximately 15 days to one and a half months revenue.

(ii)  INVESTMENT REVENUE

      Interest and rental income is recognised as it accrues, unless collectability is in doubt. Revenue recognition policies for investments are described in Note 1(G).

(iii) ASSET SALES

      The gross proceeds of asset sales are included as other revenue of the Company (refer Note 2(A)). The profit or loss on disposal of assets is brought to account at the date an unconditional contract of sale is signed.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP

(D)   TAXATION

(i)   INCOME TAX

      The Company has been advised that it will be subject to the Victorian Tax Equivalent System (VTES) from 1 July 1994.

      The Company adopts the liability method of tax effect accounting in accordance with Australian Accounting Standards.

      Income tax expense is calculated on accounting profit adjusted for income and expenses never to be assessed or allowed for taxation purposes. The tax effect of timing differences, which arise from items being brought to account in different periods for income tax and accounting purposes, is carried forward in the balance sheet as a future income tax benefit or a provision for deferred income tax. The rates used are those expected to apply when the timing differences reverse. For the period from 11 May 1994 to 30 June 1995, the Australian corporate tax rate of 33% has been used to calculate income tax expense and income tax payable.

      Following the Federal budget of 9 May 1995, the Australian corporate tax rate has been increased to 36% with effect from 1 July 1995. This has resulted in an increase to income tax expense of $966,000.

      Future income tax benefits are not brought to account unless realisation is assured beyond reasonable doubt. Future income tax benefits relating to tax losses are only brought to account when their realisation is virtually certain.

      A press release was issued by the Australian Tax Office on 3 July 1995 regarding the tax treatment of tax exempt entities that become taxable. This press release advised that the Australian Taxation Office intended legislating that a "rule the books approach" would be adopted for tax exempt entities that move into the Federal tax system. It is intended that this "rule the books approach" will apply to the depreciable value of assets as well as to provisions. As the realisation of the future income tax benefit associated with a number of provisions cannot be assured beyond reasonable doubt it has been written off to income tax expense. This has resulted in an increase in income tax expense of $12,072,000. Additionally, Cogeneration, Tariff H, Establishment and Debt Refinancing Provisions have been treated as non deductible. This has resulted in an increase in income tax expense of $13,130,000.

(ii)  DEPRECIATION ON PROPERTY, PLANT AND EQUIPMENT

      The Company has received a ruling from the State Department of the Treasury that, under the Tax Equivalent System, the allocation value of the assets is acceptable as the basis for depreciating property, plant and equipment allocated to the Company as at 1 July 1994.

(iii) CAPITAL GAINS TAX

      Capital gains tax is brought to account in the profit and loss account in the period in which an asset is sold.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP

(E)   NON-CURRENT ASSETS

      The carrying amounts of all non-current assets are reviewed at least annually to determine whether they are in excess of their recoverable amount at the reporting date. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts the relevant cash flows have not been discounted to their
      present value.   In respect of the carrying value of Land and
      Buildings, refer to Note 1(I).

(F)   INVENTORIES

      Inventories are carried at the lower of average cost and net realisable value.

      Cost is based on average cost and includes expenditure incurred in acquiring the inventories and bringing them to their existing condition and location.

      Net realisable value is determined on the basis of normal selling and/or usage patterns.

(G)   INVESTMENTS

      Investments are carried in the Company's accounts at cost.
      Investment income is brought to account in the profit and loss account on an accruals basis.

(H)   HEDGES

(i)   Energy Purchases

      The Company is party to wholesale market vesting contracts which are financial hedging instruments entered into with electricity generators. These contracts provide a hedge in respect of the purchase cost of electricity for a defined volume. There are two distinct contract types which are accounted for as outlined below:-

      TWO WAY FIRM CONTRACTS

      Under Two Way Firm Contracts, payments are made between the Company and the generators for the difference between the wholesale electricity market price and the vesting contract strike price. These hedges are capped at a specified maximum wholesale price. Amounts payable or receivable under these hedges are brought to account on an accruals basis and recognised in the profit and loss account as "net payments made under vesting contracts". Two Way Firm Contracts in place for the financial year 1994/95 cover 95% of estimated demand.

      ONE WAY NON-FIRM CONTRACTS

      Under One Way Non-Firm Contracts, payments are made by the generators to the Company when the wholesale electricity market price exceeds the specified maximum wholesale price. Option fees are payable by the Company to the generators for the estimated hedging value of the One Way Non-Firm Contracts and are calculated as an estimate of the forecast value of electricity sold in the Pool at prices between the specified maximum wholesale price and the specified value of lost load. Amounts receivable and option fees payable under these hedges are brought to account on an accruals basis and are recognised in the profit and loss account as "net payments made under vesting contracts".

(ii)  Interest
      The Company maintains interest rate swaps as an integral part of its debt portfolio in order to provide effective hedges on floating interest rate loans. Amounts payable or receivable under these hedges are brought to account on an accruals basis and recognised in the profit and loss account as interest charges.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


(I)   PROPERTY, PLANT AND EQUIPMENT

(i)   ACQUISITION

      Items of property, plant and equipment are recorded at cost and depreciated as outlined below. In respect of assets allocated to the Company on 1 July 1994, cost is represented by the values allocated under the amended Allocation Statements (refer Note 1(B)) of 7 March 1995.

      Expenditure incurred on distribution assets is capitalised where the expenditure increases the service potential of the assets, and is recoverable through future earnings associated with those assets.

      The cost of property, plant and equipment constructed by the Company includes the cost of materials and direct labour and an appropriate proportion of fixed and variable overheads.

      Non refundable contributions received from customers towards the cost of capital works, whether on existing or new assets, are netted against the cost of the capital works, and the net amount is depreciated.

(ii)  LAND AND BUILDINGS

      Land and buildings are recorded at the values allocated under the amended Allocation Statements of 7 March 1995 (refer Note 1(B)). An independent valuation of certain of the Company's non distribution land and buildings supports these values.

(iii) DEPRECIATION

      Items of property, plant and equipment, including buildings but excluding freehold land, are depreciated over their estimated useful lives ranging from 2 to 60 years. The straight line method of depreciation is used.

      Assets are depreciated from the date of acquisition or, in respect of internally constructed assets, from the time an asset is completed and held ready for use.

(iv)  LEASED PLANT AND EQUIPMENT

      Leases of property, plant and equipment are classified as operating leases as the lessors retain substantially all of the risks and benefits of ownership. Operating leases are not capitalised. Payments made under operating leases are charged against profits in equal instalments over the accounting periods covered by the lease term except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property.

(J)   PROVISIONS

(i)   EMPLOYEE ENTITLEMENTS

      The provision for employee entitlements relates to amounts expected to be paid to employees for long service leave and annual leave and is based on legal and contractual entitlements and assessments having regard to experience of staff departures and leave utilisation. All on-costs, including payroll tax, workers' compensation premiums and superannuation are included in the determination of provisions. Provision for annual leave and the current portion of the long service leave provisions are measured at their nominal amounts. The non-current portion of the long service leave provisions is measured at the present value of estimated future cash flows.

      The measurement of the leave provision at present value and the inclusion of on costs represents a change in accounting policy so as to satisfy the requirements of AASB1028 - Accounting for Employee Entitlements. This provision was previously measured at nominal values. The impact of this change in policy for the company is to reduce operating profit by $2,504,000.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


(ii)  COGENERATION AGREEMENT

      The Company has become party to certain cogeneration agreements which were assigned to the Company under the Allocation Statements. These agreements provide for the buyback of cogenerated electricity from customers which is excess to their requirements. The cogenerated electricity is purchased at contracted rates, which is generally higher than the average purchase price of electricity in the wholesale market. A provision for cogeneration losses, amounting to $7,170,000 was recognised in the Allocation Statement as at 1 July 1994. This provision was established to recognise estimated future net opportunity costs as a result of foregone margins on agreements with estimated future losses.

      The Company has adopted a policy of recognising estimated future financial losses on cogeneration agreements, determined on the basis of the net sales revenue earned from the sale of the cogenerated electricity. The agreed purchase price and an allocation of operating costs, including depreciation and finance charges, are deducted from the average selling price to establish the net loss made on cogeneration agreements. As a result the Company has provided for a further abnormal charge of $2,843,000 (Note 3).

(iii) ESTABLISHMENT COSTS

      A provision for establishment costs, amounting to $30,000,000 was recognised in the Allocation Statements as at 1 July 1994. This provision is to be fully utilised for planned costs arising from voluntary employee departures as a result of the Company re-engineering its business operations.

      Other costs provided for during the period from 11 May 1994 to 30 June 1995 are those non recurring costs considered necessary in starting up the Company. They include information technology of $1,080,000, and other costs of $3,460,000. In addition a further provision of $4,524,899 for planned costs arising from voluntary employee departures was made. These amounts total $9,064,889 and have been provided for as an abnormal expense (Note 3).

      The value of the provision at 30 June 1995 was $24,911,234 (Note
      13).

(iv)  ENVIRONMENTAL COSTS

      The Company is subject to a number of environmental requirements under the Environmental Protection Act. A provision for environmental costs, amounting to $7,450,000 was recognised in the Allocation Statements as at 1 July 1994 for restoration and rehabilitation of sites allocated to the Company which are used for business purposes.

      An independent environmental review was concluded in May 1995 to assess the potential environmental liabilities, including costs for remediation, of sites owned and operated by the Company based on the continuation of the existing use of the sites and other environmental risks. The Company has conducted its own review of its liability arising from asbestos in heat banks during May 1995. As a consequence of these reviews a provision for environmental costs of $6,100,000 is maintained (Note 13).

(v)   BAD AND DOUBTFUL DEBTS

      Trade debts in respect of electricity sales are written off when the debt has been outstanding for ninety days after the issue of a final notice to the customer. At that time, the debt is passed to a collection agency. The collectibility of trade debts is assessed at period end and a general provision is maintained.

(vi)  REGULATORY COMPLIANCE COSTS

      The Company must comply with the Electricity Industry Act 1993 and the regulations established by the Office of the Regulator-General (ORG) for the electricity industry. These regulations include licences, codes of practice and pool rules. The ORG and the Victorian Government have waived the liability of the Company that may arise from any non-compliance by the Company for the year ended 30 June 1995. The costs of achieving compliance of $4,493,000 have been provided for as an abnormal charge (Note 3).

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


(vii) LOSS ON DEBT REFINANCING

      The Company has negotiated a facility with a consortium of banks to refinance debt instruments due to the Treasury Corporation of Victoria (TCV). As the Company implemented this facility on 6 September 1995, provision has been made for the abnormal loss of $16,448,000 that resulted on the refinancing of the TCV debt at 30 June 1995 (Note 13).

(viii) TARIFF H CUSTOMERS

      Under the Electricity Industry Act 1993, the Company is obliged to supply electricity at rates that are generally lower than other tariffs, to customers that are designated as qualifying for Tariff H.

      The Company has adopted a policy of recognising estimated future financial losses on its obligations to Tariff H customers, determined on the basis of the net sales revenue earned from the sales of electricity to these customers. The cost of sales and an allocation of operating costs, including depreciation and finance charges, are deducted from the selling price to establish the net loss made on Tariff H obligations. As a result, the Company has provided for a future abnormal loss of $12,782,000 (Note 3).

(ix)  PRIVATISATION - DOUBLE TAXATION

      As a result of the privatisation of the Company by the Victorian Government on 6 September 1995, the company appears likely to be subject to a "once off" double tax of $23,000,000 on unbilled revenue at 6 September 1995, being both State Equivalent Tax and Federal Income Tax. From an accounting perspective, as the privatisation of the company has occurred prior to the date of signing these accounts, the directors have separately provided for the additional tax associated with the privatisation process as an extraordinary item as it is not likely to reoccur. Unbilled revenue and the related State Equivalent Tax during the period 1 July 1995 to 6 September 1995 will be accounted during this period as normal operating income and related income tax and have not been adjusted for in the accounts at 30 June 1995.

(k)   SUPERANNUATION FUNDS

      The Company contributes to an industry superannuation fund in respect of its employees. Contributions are charged against income as incurred. Company and employee contributions are based on various percentages of their gross salaries.

      After serving a qualifying period, all employees are entitled to benefits on termination, disability or death. The fund provides both defined benefits and accumulation benefits. The Company has been advised of that the funds' assets fully cover the present value of expected future benefit payments that arise from membership of the fund at 30 June 1995.

      Contributions to defined benefit superannuation plans maintained by the company are expensed in the year they are paid or become payable. No amount is recognised in the accounts in respect of the net surplus or deficiency of each plan.

(L)   CUSTOMER DEPOSITS

      Customer deposits are recognised as liabilities and represent refundable payments received in advance from customers held as security over future electricity usage and refundable deposits received in advance as finance on capital projects.

(M)   BUSINESS PROCESS RE-ENGINEERING (BPR) COSTS

      The Company's business processes are being re-engineered to optimise efficiency. Costs are brought to account as incurred and written off as abnormal items. In the period from 11 May 1994 to 30 June 1995, $5,325,000 of BPR costs were incurred and written off as abnormal items (Note 3).

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


                                                                       11 May 1994
                                                                    to 30 June 1995
                                                         Note            $000
2.    OPERATING PROFIT

      (A) OPERATING REVENUE AND EXPENSES

      Operating loss has been arrived at after including:

      OPERATING REVENUE

      Sales revenue                                                        706,914

      Other revenue
      -     Distribution                                                     2,054
      -     Servicing                                                        8,337
      -     Other                                                            6,461
      Interest received or due and receivable: -
      -     Related entities                                                 3,258
      -     Other persons                                                       62
      Rental income                                                            100
      Gross proceeds from the sale of property, plant & equipment            4,137
                                                                          ---------
                                                                           731,323
                                                                          ---------
                                                                          ---------

      OPERATING EXPENSES

      Finance charges paid or due and payable to:

      -  Related entity                                                     40,639
      -  Other persons                                                       4,792

      Bad debts written off                                                  2,879

      Depreciation of property, plant and equipment                         38,666

      Amounts set aside to/(written back from) provision for:

      -  Employee entitlements                                                 123
      -  Doubtful debts                                                      1,926

      Lease rental expense - operating leases                                2,161

      Net payments under vesting contracts                                  18,398

(B)   SALE OF NON-CURRENT ASSETS

      Losses on sale of property, plant and equipment                          661

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


                                                               11 May       11 May
                                                                 1994       1994 to
                                                                 to 30      30 June
                                                               June 1995      1995
                                                                 $000         $000
3.    ABNORMAL ITEMS                                            Income
                                                  Note       Tax Effect
                                                             ----------
                                                                 $000

      ITEMS CREDITED

      Write back of Provision for Environmental   1(Jiv)                     (1,350)
      Costs

      ITEMS CHARGED

      Increase in Cogeneration Provision          1(Jii)                      2,843

      Increase in Establishment Provision         1(Jiii)                     9,065

      Business Process Re-engineering costs       1(M)           1,757        5,325

      Initial adjustment resulting from the       1(Ji)                       2,504
      application of AASB 1028

      Debt refinancing costs                                                    457

      Loss on Debt Refinancing                    1(Jvii)                    16,448

      Loss on obligation to Tariff H Customers    1(Jviii)                   12,782

      Regulatory Compliance Costs                 1(Jvi)                      4,493

                                                              ---------    ----------
                                                                 1,757       52,567
                                                              ---------    ----------
                                                              ---------    ----------


   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


                                                            11 May 1994 to 30
                                                                June 1995
                                                      Note         $000
4.    INCOME TAX

      Prima facie income tax expense calculated                    9,747
      at 33% on the operating profit
      Increase in income tax expense due to
      non deductible items included in profit:
          Depreciation of buildings                                  348
          Write back of Future Income Tax Benefit     1(Di)       12,072
          Effect of tax rate changes                  1(Di)          966
          Provisions                                  1(Di)       13,130
          Other                                                       92

      Decrease in income tax due to deductible
       expenses not charged against profit:
          Payments under voluntary departure                      (3,156)
          packages
          Building and structural improvement                        (63)
          allowance

      Adjustments to opening balances                               (581)
                                                                 ---------

      Income tax expense on operating profit                       32,555
                                                                 ---------
                                                                 ---------
      Total income tax expense is made up of:-

           Movement in provision for deferred                      27,399
           income tax
           Movement in future income tax benefit                    5,156
                                                                 ---------
                                                                   32,555
                                                                 ---------
                                                                 ---------


   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP

                                                                       1995
                                                              Note     $000

5.    EXTRAORDINARY ITEM

      Double income tax expense attributable
      to accrued revenues                                    1(Jix)   23,000
                                                                     --------
                                                                     --------

6.    CASH

      Current account                                                     26
                                                                     --------
                                                                     --------

7.    RECEIVABLES

      CURRENT
      Trade debtors                                                   46,723
      Less: Provision for doubtful trade debtors                      (2,460)
      Receivables - related entities                                   1,555
                                                                     --------
                                                                      45,818
                                                                     --------
                                                                     --------
      NON-CURRENT
      Receivables - related entity                                     1,210
                                                                     --------
                                                                     --------

8.    INVESTMENTS

      CURRENT
      Term deposits                                                      695
                                                                     --------
                                                                     --------
      NON-CURRENT
      Other securities - unquoted at cost                                 56
                                                                     --------
                                                                     --------
9.    OTHER ASSETS

      CURRENT
      Prepayments                                                      1,057
      Accrued revenue                                        1(C)     63,907
      Future Income Tax Benefit                              1(Di)     3,426
                                                              & 4
                                                                     --------
                                                                      68,390
                                                                     --------
                                                                     --------
      NON-CURRENT
      Other                                                             303
                                                                     --------
                                                                     --------

10.   INVENTORIES

      Raw materials and stores - at cost                              8,067
      Less:  Provision for obsolescence                                (426)
                                                                     --------
      Raw materials and stores - net realisable value                 7,641
                                                                     --------
                                                                     --------

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP

                                                                       1995
                                                              Note     $000


11.   PROPERTY, PLANT AND EQUIPMENT
      Freehold land - at cost                                1(I)     32,446
                                                                     --------

      Buildings - At cost                                    1(I)     18,107
      Less:  Accumulated depreciation                                  1,029
                                                                     --------
                                                                      17,078

      Total Land and Buildings                                        49,524
                                                                     --------

      Plant and equipment - at cost                          1(I)    840,255
      Less:  Accumulated depreciation                                 37,637
                                                                     --------
      Total plant and equipment                                      802,618
                                                                     --------

      Capital works in progress - at cost                    1(I)     18,608
                                                                     --------
      Total property, plant and equipment -
      at net book value                                              870,750
                                                                     --------
                                                                     --------

12.   CREDITORS AND BORROWINGS

      CURRENT
      Trade creditors and accruals                                   107,032
      Loan from related entities - unsecured                         421,332
      Customer deposits                                               10,272
      Unsecured Loans                                                  3,438
      Bank overdraft - unsecured                                       2,424
      Shareholder's loan - unsecured                                 343,358
                                                                     --------
                                                                     887,856
                                                                     --------
                                                                     --------
13.   PROVISIONS

      CURRENT
      Loss on obligation to Tariff H customers             1(Jviii)    4,589
      Loss on debt refinancing                             1(Jvii)    16,448
      Compliance costs                                     1(Jvi)      4,493
      Employee entitlements                                1(Ji)      15,256
      Environmental costs                                  1(Jiv)      1,389
      Establishment costs                                  1(Jiii)     4,845
      Deferred income tax                                  1(Di)      27,581
      Privatisation double taxation                        1(Jix)     23,000
      Cogeneration loss                                    1(Jii)      1,563
      Other                                                              670
                                                                     --------
                                                                      99,834
                                                                     --------
                                                                     --------
      NON-CURRENT
      Employee entitlements                                  1(Ji)     1,731
      Environmental costs                                    1(Jiv)    4,711
      Establishment costs                                    1(Jiii)  20,066
      Cogeneration loss                                      1(Jii)    8,450
      Loss on obligation to Tariff H customers               1(Jviii)  8,193
      Other                                                              466
                                                                     --------
                                                                      43,617
                                                                     --------
                                                                     --------

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP



                                                                 1995
                                                                 $000
14.   SHARE CAPITAL

      AUTHORISED CAPITAL
      499,999,940 shares of $1.00 each                           500,000

      6000 redeemable preference shares of 1 cent each                 -
                                                                 --------
                                                                 500,000
                                                                 --------
                                                                 --------

      ISSUED AND PAID-UP CAPITAL
      5 ordinary shares of $1.00 each, fully paid                      -
                                                                 --------

      On 6 September 1995, the Company issued 4 million ordinary shares of $1 each, at par and 6000 redeemable preference shares of 1 cent, each at a premium of $599,999,940. On 6 September 1995, the Company redeemed the 6000 redeemable preference shares for $600,000,000.


15.   SEGMENT REPORTING

      The Company operates solely in Victoria as a distributor and retailer of electricity

16.   COMMITMENTS

      CAPITAL EXPENDITURE COMMITMENTS

      Contracted but not provided for and payable:

      NOT LATER THAN ONE YEAR                                      1,661
      LATER THAN ONE YEAR BUT NOT LATER THAN TWO YEARS                 -
      LATER THAN TWO YEARS BUT NOT LATER THAN FIVE YEARS               -
      LATER THAN FIVE YEARS                                            -

      OPERATING LEASE COMMITMENTS

      Future operating lease rentals of property, plant and equipment, not provided for in the financial statements and payable:

      NOT LATER THAN ONE YEAR                                      2,050
      LATER THAN ONE YEAR BUT NOT LATER THAN TWO YEARS             1,737
      LATER THAN TWO YEARS BUT NOT LATER THAN FIVE YEARS           4,779
      LATER THAN FIVE YEARS                                        3,901



   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


17.   ENERGY TRADING

      The Company purchases electricity from the Victorian Power Exchange at wholesale market prices. The Company is subject to various fees and charges levied by the Victorian Government under the Electricity Industry Act 1993. The Company is also subject to various fees and charges levied by the Victorian Power Exchange, PowerNet Victoria, the Generators of electricity, and other Distribution Businesses, under various contractual agreements.

      The operations, systems and procedures of the Industry Pool will be subject to an independent audit as part of the Industry control and regulatory framework, including a review of the distribution boundaries which cross over Distribution Businesses. At the time of preparing this report the independent audit which will address metering and settlement procedures has not been completed.

      Accordingly, the Company has recognised liabilities for fees and charges owing to the above parties as at 30 June 1995, based on information available as at the date of preparing these financial statements.

18.   NOTES TO THE STATEMENT OF CASH FLOWS

(I)   RECONCILIATION OF CASH

      For the purposes of the Statement of Cash Flows, cash includes cash on hand and at bank and short term deposits at call, net of outstanding bank overdrafts. Cash at 1 July 1994 is as shown on the Allocation Statement (IV). Cash at the reporting date as shown in the Statement of Cash Flows is reconciled to the related items in the balance sheet as follows:
                                                   30 June 1995
                                        Note             $000

      Cash                               6                26
      Bank overdraft                    12            (2,424)
                                                     ---------
                                                      (2,398)
                                                     ---------
                                                     ---------

(II) Included in payments to suppliers and employees is an amount of $9,613,653 in respect of payments for voluntary employee departures during the financial year. These payments were allocated to the Establishment provision (Note 1J(iii)).

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP


                                                    11 May 1994
                                                  to 30 June 1995
                                                       $000

(III) RECONCILIATION OF OPERATING LOSS
      AND EXTRAORDINARY ITEMS AFTER INCOME
      TAX TO NET CASH PROVIDED BY OPERATING
      ACTIVITIES

      Operating loss and extraordinary items
      after income tax                                (26,018)
      Add (less) items classified as
      investing/financing activities:
        Loss on sale of non-current assets                661
      Add (less) non-cash items:
        Depreciation                                   38,666
      Movement in provision for:
        Privatisation Double Taxation                  23,000
        Compliance costs                                4,493
        Employee entitlements                           1,071
        Doubtful trade debts                            1,926
        Environmental costs                            (1,350)
        Loss on debt refinancing                       16,448
        Establishment costs                            (5,094)
        Cogeneration costs                              2,843
        Loss on Tariff H customers                     12,782
        Deferred income tax                            27,399
        Future income tax benefits                      5,156
        Other                                             (19)
                                                     ----------
      Net cash provided by operating activities
      before change in assets and liabilities         101,964

      Change in assets and liabilities
      during the reporting period:
         Increase in receivables                      (11,038)
         Decrease in inventory                          3,028
         Decrease in accrued revenue                      813
         Increase in prepayments                         (299)
         Decrease in deferred charges                     222
         Increase in creditors and accruals            24,597
         Increase in customer deposits                  2,358
                                                     ---------
      Net cash provided by operating activities       121,645


(IV)  ALLOCATION STATEMENT

      The amended Allocation Statement (Note 1B) has been used to determine cash flows during the period from 11 May 1994 to 30 June 1995. The amended Allocation Statement is as follows:-

                                                     1 July 1994
                                                        $000
      Cash                                              6,198
      Receivables                                      39,599
      Inventories                                      10,669
      Investments                                       9,000
      Other                                            72,902
      Property, plant and equipment                   878,809
      Creditors and borrowings                       (955,294)
      Provisions                                      (61,883)
                                                    -----------
                                                            -
                                                    -----------
                                                    -----------

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 19 for Reconciliation to U.S. GAAP



(V)   FINANCING ARRANGEMENTS

      The Company had no formal financing arrangements at 30 June 1995. The finance provided through the Treasury Corporation of Victoria of $421,332,000 is unsecured. $85,000,000 of this finance was subject to interest rate swaps with the Treasury
      Corporation of Victoria (refer Note 1(H)(ii)). The loan from the State Electricity Commission, Victoria of $343,358,000 was unsecured and was interest free. On 6 September 1995 Power
      Partnership Pty. Ltd. acquire the entire share capital of the Company. As part of the acquisition, the Company's debts were refinanced
      (refer Note 1Jvii).

18.   SUBSEQUENT EVENTS - SALE OF UNITED ENERGY TO POWER PARTNERSHIP

      On 6 September 1995 Power Partnership Pty. Ltd., acquired all of the assets and stock of United Energy for approximately $1.5526 million. All the debts owed to the Victorian Government were paid by Power Partnership. Power Partnership is owned by three companies, UtiliCorp Australia Holdings Limited (49.9%), State Authorities Superannuation Board (9.23%) and Australian Mutual Provident Society (40.872%).


19. RECONCILIATION TO U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) (Unaudited)

The following is a summary of the significant adjustments to operating loss for the year ended 30 June 1995 and to shareholder's equity deficiency at 30 June 1995 which would be required if U.S. GAAP had been applied instead of Australian accounting principles.



     Description                      Operating loss            Shareholder's
     -----------                  and Extraordinary Items     Equity Deficiency
                                  --------------------------------------------

Balance as reported in the
Australian based financial
statements                                $(26,018)                $(36,418)

Reversal of Co-generation
provision                                    2,843                    2,843
Reversal of Tariff H customers'
provision                                   12,782                   12,782
Reversal of Loss on refinancing             16,448                   16,448
                                          --------                 --------

Balances in accordance with
U.S. GAAP                                 $  6,055                  $(4,345)
                                          --------                 --------
                                          --------                 --------


                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the members of United Energy Limited




SCOPE

We have audited the financial statements of United Energy Limited for the period 11 May 1994 to 30 June 1995, as set out on pages 1 to 19 and prepared for the purpose of inclusion in United States of America Securities and Exchange Commission Form 8K/A. The company's directors are responsible for the preparation and presentation of the financial statements and of the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them for the purpose of inclusion in the United States of America Securities and Exchange Commission Form 8K/A.


Our audit has been conducted in accordance with U.S. generally accepted auditing standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards so as to present a view of the company which is consistent with our understanding of its financial position, the results of its operations and its cash flows.


The audit opinion expressed in this report has been formed on the above basis.

OPINION:

In our opinion, the financial statements of United Energy Limited are properly drawn up:

(a) so as to give a true and fair view of the state of affairs of the company as at 30 June 1995 and of the profit and cash flows for the period ended on that date; and

(b)  in accordance with relevant accounting standards.






Arthur Andersen
Chartered Accountants




Melbourne, Australia
10 November 1995

                              UTILICORP UNITED INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 IN U.S. DOLLARS
                                   (UNAUDITED)

                              UTILICORP UNITED INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                 IN U.S. DOLLARS
                                   (unaudited)



(unaudited)
- -----------------------------------------------------------------------------------------------------------------------------
                                                 Oil & Gas
                                                   Prod.
                             Historical          Properties    Historical                            Adjusted
IN MILLIONS,                 UtiliCorp          Disposition      United                 Pro forma     United       Pro forma
EXCEPT PER SHARE              United            (see Note 2B)    Energy      Note      Adjustments    Energy        Combined
- -----------------------------------------------------------------------------------------------------------------------------
Sales                         $1,934.6            $(51.2)        $   -                                             $1,883.4
Cost of sales                  1,247.9              (1.4)            -                                              1,248.5
- -----------------------------------------------------------------------------------------------------------------------------
Gross profit                     686.7             (49.8)            -                                                636.9
- -----------------------------------------------------------------------------------------------------------------------------
Operating, administrative
& maintenance expense            373.9             (20.7)                                                             353.2
Depreciation, depletion
& amortization                   114.5             (26.6)                                                              87.9
- -----------------------------------------------------------------------------------------------------------------------------
Income from Operations           198.3              (2.5)            -                                                195.8
- -----------------------------------------------------------------------------------------------------------------------------
Long term debt interest
expense                           77.7                                        2A(b)    13.3            13.3            91.0
Short term debt interest
 expense and other, net           12.7             (10.6)                     2A(d)   (17.9)          (17.9)          (15.8)
Equity in earnings of
investments and
partnerships                     (14.0)                            7.8        2A(a)     4.3             1.6            (12.4)
                                                                              2A(b)     4.5
                                                                              2A(c)      .8
                                                                              2A(e)   (15.8)


Minority interests                 2.2                               -                                                  2.2
- -----------------------------------------------------------------------------------------------------------------------------
Earnings before income
taxes                            119.7               8.1          (7.8)                10.8             3.0           130.8
- -----------------------------------------------------------------------------------------------------------------------------
Income taxes                      47.4               3.1          (2.8)       2A(f)     3.9             1.1            51.6
- -----------------------------------------------------------------------------------------------------------------------------
Net income                        72.3               5.0          (5.0)                 6.9             1.9            79.2
- -----------------------------------------------------------------------------------------------------------------------------
Preference Dividends               1.5                 -             -                    -              -              1.5
- -----------------------------------------------------------------------------------------------------------------------------
Earnings Available for
Common Shares                 $   70.8            $  5.0         $(5.0)               $ 6.9             1.9        $   77.7
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
Weighted Average Common
Shares Outstanding:
  Primary                        44.93                                                                                44.93
  Fully diluted                  45.35                                                                                45.35
- -----------------------------------------------------------------------------------------------------------------------------
Earnings Per Common Share:
Primary                       $   1.57                                                                             $   1.72
Fully diluted                     1.57                                                                                 1.72
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------



See accompanying notes to pro forma condensed consolidated statements of income.

                              UTILICORP UNITED INC.
             PRO FORMA  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                                In U.S. Dollars
                                   (unaudited)




(unaudited)
- -----------------------------------------------------------------------------------------------------------------------------------
                                                Oil & Gas Prod.
                             Historical           Properties        Historical                              Adjusted
IN MILLIONS, EXCEPT           UtiliCorp          Disposition        United                       Pro forma   United     Pro forma
PER SHARE                      United            (see Note 2B)      Energy            Notes    Adjustments   Energy     Combined
- -----------------------------------------------------------------------------------------------------------------------------------
Sales                          $2,398.1         $(68.3)             $   -                                                $2,329.8
Cost of sales                   1,575.8           (2.1)                 -                                                 1,573.7
- -----------------------------------------------------------------------------------------------------------------------------------
Gross profit                      822.3          (66.2)                 -                                                   758.1
- -----------------------------------------------------------------------------------------------------------------------------------
Operating, administrative
& maintenance expense             448.8          (29.1)                                                                     419.7
Depreciation, depletion &
amortization                      145.5          (41.2)                                                                     104.3
- -----------------------------------------------------------------------------------------------------------------------------------
Income from Operations            228.0            4.1                  -                                                   232.1
- -----------------------------------------------------------------------------------------------------------------------------------
Long term debt interest
expense                            89.5                                                2A(b)       17.8         17.8        107.3
Short term debt interest
expense and other, net              6.9          (12.7)                                2A(d)      (23.9)       (23.9)       (29.7)
Equity in earnings of
investments and
partnerships                      (18.3)                              9.7              2A(a)        5.7         13.2         (5.1)
                                                                                       2A(b)        8.6
                                                                                       2A(c)        1.1
                                                                                       2A(e)      (11.9)
Minority interests                  3.4                                 -                                                     3.4
- -----------------------------------------------------------------------------------------------------------------------------------
Earnings before
income taxes                      146.5           16.8               (9.7)                           2.6        (7.1)       156.2
- -----------------------------------------------------------------------------------------------------------------------------------
Income taxes                       52.1            6.5               (3.5)            2A(f)           .9        (2.6)        56.0
- -----------------------------------------------------------------------------------------------------------------------------------
Net income                         94.4           10.3               (6.2)                           1.7        (4.5)       100.2
- -----------------------------------------------------------------------------------------------------------------------------------
Preference Dividends                3.0              -                  -                              -           -          3.0
- -----------------------------------------------------------------------------------------------------------------------------------
Earnings Available for
Common Shares                  $   91.4          $10.3              $(6.2)                        $  1.7        (4.5)    $   97.2
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Common
Shares Outstanding:
  Primary                         43.97                                                                                      43.97
  Fully diluted                   45.18                                                                                      45.18
- -----------------------------------------------------------------------------------------------------------------------------------
Earnings Per Common Share:
Primary                        $   2.08                                                                                  $    2.21
Fully diluted                      2.06                                                                                       2.19
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------






See accompanying notes to pro forma condensed consolidated statements of income.

                              UTILICORP UNITED INC.
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
                                   (UNAUDITED)


NOTE 1.   BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed consolidated statements of income of UtiliCorp United Inc., (the company) is presented to reflect (a) the acquisition of an ownership interest in United Energy Limited (United Energy) on September 6, 1995, and the related financings and (b) the sale of certain oil and gas producing properties on September 27, 1995, as if such transactions had occurred as of the beginning of the periods presented. As no financial information is available for United Energy for periods earlier than July 1, 1994, the pro forma condensed consolidated statements of income for the company for the year ended December 31, 1994 has been prepared using the results of United Energy for the period from May 11, 1994, to June 30, 1995 as if such results were for the year ended December 31, 1994.

     UtiliCorp United -- Represents the condensed consolidated statements of income of the company for (a) the nine months ended September 30, 1995 and
(b) the year ended December 31, 1994 as they appear in the third quarter Form 10-Q and Annual Report on Form 10-K.

     United Energy -- Represents the condensed consolidated statements of income of United Energy for (a) the nine months ended September 30, 1995 and
(b) the period from May 11, 1994, to June 30, 1995 as reflected on United Energy's statement of profit and loss adjusted to U.S. generally accepted accounting principles and adjusted for the company's equity ownership percentage and acquisition financing.

     Oil and Gas Producing Properties -- Represents the income and expense activity related to the sold properties for (a) the nine months ended September 30, 1995 and (b) the year ended December 31, 1994.

     The condensed consolidated balance sheet of the company as of September 30, 1995 reflects the United Energy acquisition and sale of certain oil and gas producing properties.

NOTE 2 PRO FORMA ADJUSTMENTS

A.    For United Energy the pro forma adjustments are as described below.

     (a) Goodwill/intangible assets related to the purchase of United Energy are amortized on a straight-line basis over a 40 year life.

     (b) Interest expense related to United Energy's pre-acquisition activities was removed and interest expense related to the acquisition was included.

     (c) Additional depreciation expense related to an increase in property, plant and equipment to reflect balances at fair value.

     (d) Additional interest income from securities between the company and United Energy.

     (e) All material adjustments to conform to U.S. Generally Accepted Accounting Principles have been made.

     (f) Income tax expense adjustment impact certain pro forma adjustments above.

B. For the sale of oil and gas properties, the pro forma adjustments are as described below.


     (a) Removal of historical revenue and expense activities included in the applicable periods.

     (b) Reduction of short-term interest expense related to the application of sale proceeds. Proceeds from the sale of oil and gas properties were used to reduce short-term debt borrowings.

     (c) Income tax expense adjustment for impact on removal of oil and gas activities.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 2 for Reconciliation to U.S. GAAP


UNITED ENERGY LIMITED
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1995
UNAUDITED



Current assets                                                     $  130.2

Non-current assets:
Property, plant and equipment, net                                  1,021.1
License fee                                                           600.0
Other                                                                   8.7
                                                                   --------
Total non-current assets                                            1,629.8

Total Assets                                                       $1,760.0
                                                                   --------
                                                                   --------

Current liabilities                                                $  172.0

Non-current liabilities:
Bank Borrowings                                                       865.0
Loan from Power Partnership Ltd.                                      659.9
Other                                                                  43.6
                                                                   --------
Total non-current liabilities                                       1,568.5

Shareholders' Equity                                                   19.5

Total Liabilities and Equity                                       $1,760.0
                                                                   --------
                                                                   --------



See accompanying notes to condensed consolidated financial statements.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 2 for Reconciliation to U.S. GAAP


UNITED ENERGY LIMITED
CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995
UNAUDITED



Revenue                                                            $  192.7

Cost of sales                                                         121.2

Operating expenses                                                     35.5
Provision amortization                                                 (2.8)
Other income                                                           (4.7)
Interest expense                                                       19.2
                                                                   --------
                                                                       47.2

Income before taxes                                                    24.3

Income taxes                                                            3.2
                                                                   --------

Net income                                                         $   21.1
                                                                   --------
                                                                   --------



See accompanying notes to condensed consolidated financial statements.

   All Dollars are Australian with Australian Accounting Standards applied.
              See Footnote 2 for Reconciliation to U.S. GAAP


UNITED ENERGY LIMITED
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995
UNAUDITED



CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                         $   21.1

Non-Cash Adjustments:
Depreciation                                                           10.3

Changes in Current Assets and Liabilities:

Current assets                                                         (7.6)
Current liabilities                                                   (71.9)
                                                                   --------

Cash used in operating activities                                     (48.1)

CASH FLOWS FROM INVESTING ACTIVITIES:

Additions to property, plant and equipment                            (10.4)
Tax on repurchase of property, plant and equipment                    (31.6)
Other                                                                   4.0
                                                                   --------

Cash used for investing activities                                    (38.0)


CASH FLOWS FROM FINANCING ACTIVITIES:                                     -

Retirement of long-term debt                                         (764.0)
Issuance of long-term debt                                            865.0
Redemption of shares                                                 (600.0)
Dividends                                                             (91.8)
Loss on re-financing                                                  (16.4)
Deferred financing charges                                             (7.2)
Issuance of related party debt                                        659.9
                                                                   --------
Cash provided from financing activities                                45.5

CHANGE IN CASH AND CASH EQUIVALENTS                                   (40.6)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                       (2.4)
                                                                   --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $  (43.0)
                                                                   --------
                                                                   --------



See accompanying notes to condensed consolidated financial statements.

                              UNITED ENERGY LIMITED
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                                    UNAUDITED

Note 1

     The financial statements of United Energy Limited (UE) for the three months ended and as of September 30, 1995, are not audited. In addition, such statements are denominated in Australian dollars. The acquisition, related adjustments, including acquisition financing, have been reflected in the attached statements. No adjustments have been made to reflect the statements in accordance with U.S. Generally Accepted Accounting Principles
(GAAP).

Note 2

     The following table summarizes the significant adjustments to the condensed consolidated statement of income for the three months ended September 30, 1995 which would be required if GAAP had been applied instead of Australian accounting principles.

                                                           (AUS $)
                 DESCRIPTION                             NET INCOME
                 -----------                             ----------
Balance as reported in the Australian based financial
statements                                                  $21.1
Amortization of license fee and goodwill                     (1.3)
Add back of franchise fee expense                             9.9
Add back certain provision amortization                      (2.8)
                                                            -----
Balance in accordance with U.S. GAAP                        $26.9
                                                            -----
                                                            -----